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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vodafone Group Plc (Exact Name of Registrant as Specified in Its Charter)
England and Wales (State of Incorporation or Organization)	None (I.R.S. Employer Identification No.)
The Courtyard, 2-4 London Road, Newbury, Berkshire, England (Address of Principal Executive Office)	RG14 1JX (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:	No. 333-10762 (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.25% Notes due 2032	The New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

        The Registrant has filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated November 19, 2002 to a prospectus dated November 30, 2000, relating to the Securities to be registered hereunder (the "Prospectus") included in the Registrant's Post-Effective Amendment No. 1 to a Registration Statement on Form F-3 (File No. 333-10762) declared effective by the Commission on November 30, 2000. The Registrant incorporates by reference the Prospectus to the extent set forth below.

Item 1. Description of Registrant's Securities to be Registered.

        Reference is made to the information set forth under the headings "Description of Notes", "Description of Debt Securities We May Offer", "Taxation" and "Certain U.S. Federal and U.K. Tax Considerations" of the Prospectus, which information is incorporated herein by reference.

Item 2. Exhibits.

        The Notes are expected to be listed on the New York Stock Exchange (the "NYSE"), the exchange on which other securities of the Registrant are currently registered. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

        Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

  1.1
  Indenture, dated as of February 10, 2000, between Vodafone Group Plc and Citibank, N.A., as Trustee, including forms of debt securities (incorporated by reference to Exhibit 4(a) filed in the Registrant's Post-Effective Amendment No.1 to its Registration Statement on Form F-3 (File No. 333-10762) declared effective by the SEC on November 30, 2000).

  1.2
  Officer's Certificate of the Registrant pursuant to Section 301 of the Indenture setting forth the terms of the Securities.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Vodafone Group Plc (Registrant)
Date: November 27, 2002	By:	/s/ G.D.A. BACON Name: G.D.A. Bacon Title: Group Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Indenture, dated as of February 10, 2000, between Vodafone Group Plc and Citibank, N.A., as Trustee, including forms of debt securities (incorporated by reference to Exhibit 4(a) filed in the Registrant's Post-Effective Amendment No.1 to its Registration Statement on Form F-3 (File No. 333-10762) declared effective by the SEC on November 30, 2000).
1.2	Officer's Certificate of the Registrant pursuant to Section 301 of the Indenture setting forth the terms of the Securities.

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX